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                                    June 23, 1997
                                                           EXHIBIT 5.1


Credit Acceptance Corporation
25505 West Twelve Mile Road
Southfield, MI 48034

Re: Credit Acceptance Corporation
Registration Statement on Form S-3

Gentlemen:

    We have acted as counsel for Credit Acceptance Corporation, a Michigan corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement") in connection with the registration of $300,000,000 aggregate principal amount of debt securities (the "Debt Securities") of the Company. The Debt Securities are to be issued under an Indenture, dated as of May 15, 1997 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"), a form of which Indenture is included as an exhibit to the Registration Statement. The Debt Securities are to be issued in substantially the form included as part of the Indenture (with maturities, interest rates and other terms of the Debt Securities appropriately filled in). The Debt Securities are to be sold from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and any supplements to the Prospectus (the "Prospectus Supplements").

    We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed.
Based on such examination, we are of the opinion that when the issuance of the Debt Securities has been duly authorized by appropriate corporate action and the Debt Securities have been duly completed, executed, authenticated and delivered in accordance with the Indenture and sold as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Debt Securities will be legal, valid and binding obligations of the Company.

    Our opinion that the Debt Securities are legal, valid and binding obligations is qualified by limitations imposed by bankruptcy, insolvency, reorganization, moratorium and other similar


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Credit Acceptance Corporation
June 23, 1997
Page 2



laws affecting creditors' rights and by the exercise of judicial discretion in accordance with general principles of equity, regardless of whether considered in a proceeding in equity or at law.

    We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Act or the rules or regulations thereunder or that this consent is required under Section 7 of the Act.

                                        Very truly yours,

                                        DYKEMA GOSSETT PLLC

                                        /s/ Dykema Gossett
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